SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2006

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

 On July 31, 2006, 99¢ Only Stores (the “Company”) issued a press release updating its guidance on the Company’s fiscal year 2006 earnings and the timing of its SEC filings. A copy of this release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On July 28, 2006, Tom Unterman notified the Company that he would not stand for re-election to the Board of Directors at the Company’s next annual shareholders meeting due to outside commitments.

(c)    On July 28, 2006, the Company’s Board of Directors appointed three new directors, Jennifer Holden Dunbar, Peter Woo and Howard Gold, effective August 23, 2006. The Board has determined that Ms. Dunbar and Mr. Woo each meet the NYSE requirements for independent directors. Ms. Dunbar is expected to serve on both the Audit Committee and the Compensation Committee of the Board, and Mr. Woo is expected to serve on both the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

The Company’s Board of Directors increased the size of the Board from seven to ten members, effective August 23, 2006, and appointed Ms. Dunbar, Mr. Woo and Mr. Gold to fill the three vacancies created by this change. As Mr. Unterman is not standing for re-election, prior to the Company’s annual shareholders meeting the size of the Board will be reduced to nine members.

The Company’s press release announcing these changes to its Board of Directors, which includes a further description of the new Board members, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 31, 2006

99.2	Press Release dated August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: August 3, 2006	By: /s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 31, 2006

99.2	Press Release dated August 2, 2006